Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Bio Solutions Manufacturing, Inc., a Nevada corporation (the “Company”), on Form 10-Q for the period ended April 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patricia M Spreitzer, Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: June 15, 2009

/s/  Patricia M Spreitzer
Patricia M. Spreitzer, Treasurer